China Clean Energy Inc.

Contact:
China Clean Energy Inc.	CCG Investor Relations Inc.
William Chen, CFO	Ed Job, CFA
Email: william.chen@chinacleanenergyinc.com	Phone: +1-646-213-1914
Website: http://www.chinacleanenergyinc.com	Bryan Blake. MI Executive
Tel: +1- 646-833-3416
Email: bryan.blake@ccgir.com
Website: http://www.ccgirasia.com

FOR IMMEDIATE RELEASE

China Clean Energy Appoints A. Carl Mudd to its Board of Directors as New Independent Director

Fuqing City, China – January 05, 2011 -- China Clean Energy Inc. (OTC Bulletin Board: CCGY.OB) (“China Clean Energy” or the “Company”), a producer of biodiesel fuel and environmentally-friendly specialty-chemical products made from renewable resources in the People's Republic of China ("PRC"), today announced the appointment of Mr. A. Carl Mudd as independent director and chairman of the Company’s audit committee, as well as a member of its nominating and corporate governance committee and compensation committee. These committees were formed on the same date as Mr. Mudd’s appointment.

Mr. Mudd has extensive operational and financial management experience. He has spent the past 17 years consulting with and mentoring CEOs and boards of directors of major companies on global strategy, business processes and international operations. In addition Mr. Mudd has 28 years of experience serving as chief financial officer, chief operating officer and/or president of international companies.  Mr. Mudd currently serves as an independent director and chairman of the audit committee of ShengdaTech, Inc. (NASDAQ: SDTH), as a statutory director of the National Association of Corporate Directors – North Texas Chapter and as director in residence at the University of Texas at Dallas Institute for Excellence in Corporate Governance (IECG).  Mr. Mudd also served as an independent director, chairman of the audit committee and member of the compensation committee and nominating and corporate governance committee of Sutor Technologies Group, Ltd. from 2008 to 2010, an advisory director to CIMIC Holdings, Ltd (a China private company) from 2003 to 2006 and as director and chairman of the audit committee at AM International, Inc. from 1993 to 1996. He is a Certified Public Accountant and holds a business degree from St. Edward's University and a Certification of Director Education from The National Association of Corporate Directors Institute.

“We are very pleased to announce the appointment of Carl Mudd as our independent director,” said Mr. Tai-ming Ou, China Clean Energy's Chairman and CEO. “Carl’s deep expertise in the areas of strategy, finance and corporate governance will be invaluable as we continue to grow our business, and as we seek to develop the corporate governance infrastructure to meet the requirements for a listing on a senior exchange.”

"I am honored to serve on the board of China Clean Energy, and I look forward to working with Mr. Ou and the board to help the company implement best practices in the areas of financial reporting and corporate governance," said Mr. Mudd.

About China Clean Energy:
China Clean Energy, through its wholly-owned subsidiaries, Fujian Zhongde Technology Co., Ltd. and Fujian Zhongde Energy Co., Ltd, is engaged in the development, manufacturing, and distribution of biodiesel and specialty chemical products made from renewable resources. For additional information please visit: http://www.chinacleanenergyinc.com.

Safe Harbor Statement

This announcement contains forward-looking statements. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the effectiveness, profitability, and the marketability of the Company's products; the future trading of the common stock of the Company; the ability of the Company to capitalize on its expanded production capacity; the period of time for which its current liquidity will enable the Company to fund its operations; the Company's ability to protect its proprietary information; general economic and business conditions; the volatility of the Company's operating results and financial condition resulting from changes in raw material prices, international oil prices and price controls imposed by the Chinese government; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that the Company's expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

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